                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ACCREDO HEALTH, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          (ACCREDO HEALTH, INC. LOGO)

                          ACCREDO HEALTH, INCORPORATED
                          1640 CENTURY CENTER PARKWAY
                                   SUITE 101
                            MEMPHIS, TENNESSEE 38134
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 18, 1999
                             ---------------------

To the Stockholders of Accredo Health, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Accredo Health, Incorporated (the "Company" or "Accredo"), will be held in the Sweetbriar Room at the Crescent Club, 6075 Poplar Avenue, Memphis, Tennessee, 38119, on Thursday, November 18, 1999 at 10:00 a.m. (Central Daylight
Time) for the following purposes:

          (1) To elect three Class I directors to serve for a term of three (3) years and until their successors are elected;

          (2) To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2000;

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 24, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors of the Company unanimously recommends that stockholders vote FOR the director nominees named in the Proxy Statement, and FOR approval of the appointment of Ernst & Young LLP as auditors for the Company.

     Stockholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors

                                          (Thomas W. Bell, Jr. Sig)
                                          Thomas W. Bell, Jr.,
                                          Secretary

October 19, 1999

                                   IMPORTANT

     YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          (ACCREDO HEALTH, INC. LOGO)

                          ACCREDO HEALTH, INCORPORATED
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 18, 1999

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Accredo Health, Incorporated (the "Company" or "Accredo") from holders of the Company's common stock, $0.01 par value (the "Common Stock"). These proxies will be voted at the 1999 annual meeting of stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (Central Daylight Time) on Thursday, November 18, 1999, in the Sweetbriar Room, at The Crescent Club, 6075 Poplar Avenue, Memphis, Tennessee, 38119, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

     Only holders of record of shares of Common Stock outstanding as of the close of business on September 24, 1999 (the "Record Date"), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. As of the close of business on September 24, 1999, the Company had 9,144,887 shares of Common Stock outstanding. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about October 19, 1999.

     A majority of the outstanding shares of Common Stock entitled to vote at the meeting, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the stockholders. If adjournment is proposed by the Company, the person named on the enclosed proxy will vote such shares for which they have voting authority in favor of adjournment.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. The ratification of auditors for Accredo and approval of any other matters will be determined based upon the affirmative vote of the majority of shares present (in person or by proxy) held by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

     Shares represented by proxies that are marked "withhold authority" or "abstain" will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that include broker nonvotes will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees or a broker nonvote will have an effect on the outcome of the election of directors or the approval of auditors for Accredo.

     All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for the others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

     Any stockholder returning the accompanying proxy card may revoke that proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy card bearing a later date.

                        PROPOSALS FOR STOCKHOLDER ACTION

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class I directors expires at the Annual Meeting. The current Class I directors are David D. Stevens and Kenneth J. Melkus. The Board of Directors, by action taken at a meeting on June 22, 1999, increased the size of the Board to eight by enlarging the number of Class I Directors from two to three, and designated David D. Stevens, Kenneth J. Melkus, and Kevin L. Roberg as the nominees for election as Class I directors at the Annual Meeting. The term of the Class II directors will expire at the 2000 annual meeting of the stockholders of the Company and the term of the Class III directors will expire at the 2001 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years or until his or her successor is elected. The Class II directors are Andrew M. Paul and Kyle J. Callahan, and the Class III directors are Patrick J. Welsh, John R. ("Randy") Grow, and Kenneth R. Masterson.

     The Amended and Restated Certificate of Incorporation of the Company presently provides that the Board of Directors shall consist of between five and twelve members, and that the actual number of members shall be determined within such minimum and maximum by resolutions adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office. The Amended and Restated Certificate of Incorporation of the Company further provides that any vacancy in the Board created by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise may be filled, until the next election of directors by the stockholders, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

     Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the three nominees for election as Class I directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as Class I directors. Unless otherwise specified, the accompanying proxy will be voted FOR David D. Stevens, Kenneth J. Melkus and Kevin L. Roberg as Class I directors.

     Information as to each nominee and as to directors continuing as Class II directors and Class III directors follows:

CLASS I DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING -- TERM EXPIRING AT THE 2002 ANNUAL MEETING

  KENNETH J. MELKUS
  Age -- 53

     Mr. Melkus has been a Director of Accredo since October 1997. Mr. Melkus currently serves as a consultant to Welsh Carson Anderson & Stowe (which through various associations and ownership relationships is an affiliate of the Company). From its founding in 1993 to its sale in 1996, Mr. Melkus served as Chairman of the Board and Chief Executive Officer of HealthWise of America, Inc., an operator of health maintenance organizations. From 1986 until 1993, Mr. Melkus served as Vice Chairman and President of Surgical Care Affiliates, Inc., an operator of outpatient surgery centers. Mr. Melkus is also a director of Quorum Health Group, Inc. and several privately-held companies.

  KEVIN L. ROBERG
  Age -- 48

     From 1995 to 1998, Mr. Roberg served as the Chief Executive Officer and President of ValueRX and Medintell Systems Corporation, which was acquired by ValueRX. Mr. Roberg has held numerous positions with healthcare companies since 1974, including positions with United Healthcare Corporation, Partners National Health Plans, American MedCenters, Inc., and MedCenters Health Care, Inc. Mr. Roberg serves as a director of Duane Reade Drug Stores; Dignified Assisted Living, Inc.; JLJ Medical Devices; Lake Air Metal Products; OmniCell Technologies, Inc.; and Childrens Health Care Foundation. Mr. Roberg is Chairman of the Board of Childrens Health Care.

  DAVID D. STEVENS
  Age -- 46

     Mr. Stevens has served as Chief Executive Officer of Accredo since it was acquired from LeBonheur Health Systems, Inc. ("LHS") in 1996 and has served as a Director of Accredo since June 1997. Previously, Mr. Stevens served as Chief Operating Officer of Accredo's wholly owned subsidiary, Southern Health Systems, Inc. ("SHS") since its inception in 1983. Mr. Stevens has served as President of SHS since 1993 and Director since 1996. He has served as Chief Executive Officer of SHS's wholly owned subsidiary, Nova Factor, Inc. ("Nova Factor") since 1996 and as a Director since 1990.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

     CURRENT DIRECTORS WHOSE TERMS ARE NOT EXPIRING AT THE ANNUAL MEETING:

CLASS II DIRECTORS -- TERM EXPIRING AT THE 2000 ANNUAL MEETING

  ANDREW M. PAUL
  Age -- 43

     Mr. Paul has been a Director of Accredo since 1996. Mr. Paul joined Welsh Carson Anderson & Stowe (an affiliate of the Company) in 1984 and is a general partner of the sole general partner of Welsh Carson Anderson & Stowe VII, L.P. and an affiliated entity that are stockholders of the Company. Prior to 1984, Mr. Paul was a member of Hambrecht & Quist's venture capital group. Mr. Paul also is a director of Centennial Healthcare Corporation, Concentra Managed Care, Inc., and several privately held companies.

  KYLE J. CALLAHAN
  Age -- 33

     Mr. Callahan has served as Senior Vice President and a Director of Accredo since Accredo's wholly owned subsidiary, Hemophilia Health Services, Inc. ("HHS") was acquired by the Company in June 1997. Mr. Callahan has served as President of HHS since June 1997. From HHS's inception in 1990 until June 1997, Mr. Callahan served in several management and executive positions with HHS, including Vice President of Operations.

CLASS III DIRECTORS -- TERM EXPIRING AT THE 2001 ANNUAL MEETING

  PATRICK J. WELSH
  Age -- 56

     Mr. Welsh has been a Director of Accredo since June 1997. Mr. Welsh was a founder of Welsh Carson Anderson & Stowe (an affiliate of the Company) in 1979 and is a general partner of the sole general partner of Welsh Carson Anderson & Stowe VII, L.P. and an affiliated entity that are stockholders of the Company. Prior to 1979, Mr. Welsh was president and a Director of Citicorp Venture Capital, Ltd., an affiliate of Citicorp engaged in venture capital investing. Mr. Welsh also serves as a director of several private companies.

  JOHN R. (RANDY) GROW
  Age -- 51

     Mr. Grow has served as President of Accredo since it was acquired from LHS in 1996 and has served as a Director of Accredo since June 1997. Mr. Grow has also served as President of Accredo's indirect subsidiary, Nova Factor, since 1996, and Chief Operating Officer and Director since 1990. Previously, Mr. Grow was employed in the home infusion industry as President of Curaflex Health Infusion Services, Inc. from 1988 to 1989 and as Area Vice President of Caremark, Inc. from 1985 to 1988.

  KENNETH R. MASTERSON
  Age -- 55

     Mr. Masterson has been a Director of Accredo since April 1998. Mr. Masterson joined Federal Express Corporation ("FedEx") in 1980 and in 1996 he became Executive Vice President, General Counsel and Secretary of FedEx. In 1998, Mr. Masterson assumed the same duties for FDX Corporation, a transportation holding company and the parent company of FedEx. Mr. Masterson is also a director of Thomas & Betts Corporation.

          BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

COMMITTEES

     The Board of Directors has established two Committees, the Audit Committee and the Compensation Committee, each of which is briefly described below.

     The Company's Audit Committee, composed solely of non-employee directors, recommends the annual appointment of the Company's independent auditors and, in conjunction with such auditors, reviews the scope of audit and other assignments and related fees. The Audit Committee also reviews the accounting principles used by the Company in financial reporting and the adequacy of the Company's internal control procedures, all in conjunction with the Company's auditors. The Audit Committee currently consists of Kenneth J. Melkus and Kenneth R. Masterson.

     The Company's Compensation Committee, composed solely of non-employee directors, is responsible for reviewing and approving salaries, bonuses, and other compensation for the Company's executive officers and administering any stock option and other employee benefit plans of the Company. The Compensation Committee currently consists of Andrew M. Paul and Patrick J. Welsh.

MEETINGS

     During the Company's fiscal year ended June 30, 1999 ("fiscal 1999"), the Board of Directors of the Company held two meetings. In addition, the Compensation Committee met once and the Audit Committee met once. During fiscal 1999, each incumbent director attended 75% or more of the aggregate number of meetings held by the Board of Directors and its committees on which he served, with the exception of Mr. Masterson who, because of an unavoidable prior commitment, attended one of the two Board meetings held in fiscal 1999.

COMPENSATION OF DIRECTORS

     Employees of the Company who are members of the Board of Directors of the Company do not receive any compensation for serving on the Company's Board of Directors. Each non-employee member of the Board of Directors receives a fee of $1,500 for each meeting of the Board of Directors attended by such director. All directors of the Company, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or Committees thereof.

     In May 1996, the Company adopted the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan ("1996 Option Plan") to provide for grants of options to its officers, employees and directors. The 1996 Option Plan was amended in 1997.

     The 1996 Option Plan provides for the discretionary grant of options to Directors of the Company who are not employees of the Company (each an "Eligible Director"). Pursuant to the 1996 Option Plan each then Eligible Director was, in February 1998, awarded an initial grant of non-qualified options to purchase 20,000 shares. Mr. Masterson was granted non-qualified options to purchase 20,000 shares in April 1998. The Option Price for each option granted to a director under the 1996 Option Plan was $6.00, which was determined to be the fair market value per share at the time of the grant. Such options are vested ratably each year on the anniversary of the grant date over the four year period commencing on the grant date. Directors of the Company are eligible for future grants of stock awards under the 1996 Option Plan and the Company's 1999 Long-Term Incentive Plan.

                                  PROPOSAL 2.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The independent accounting firm of Ernst & Young LLP has served as the Company's independent auditors since its inception and the Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for its fiscal year ending June 30, 2000. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The ratification by the stockholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to its stockholders. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending June 30, 2000. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

                        SECURITY OWNERSHIP OF DIRECTORS,
                      OFFICERS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date (September 24, 1999) by (a) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director and director nominee of the Company, (c) the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal 1999 exceeded $100,000 (collectively, the "Named Executive Officers"), and (d) all directors, nominees and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents. Unless otherwise noted, the address of the following beneficial owners is 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

                                  COMMON STOCK

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
NAME                                                            NUMBER        PERCENT
----                                                          -----------    ---------
Welsh Carson Anderson & Stowe VII, L.P. ("WCAS VII")(2).....   2,667,121        29.2
Janus Capital Corporation(3)................................     516,290         5.6
David D. Stevens(4).........................................     243,339         2.6
John R. Grow(5).............................................      91,607         1.0
Joel R. Kimbrough(6)........................................     103,832         1.1
Kyle J. Callahan(7).........................................      59,917           *
Thomas W. Bell(8)...........................................      16,250           *
Kenneth R. Masterson(9).....................................      39,000           *
Kenneth J. Melkus(10).......................................       5,828           *
Andrew M. Paul(11)(12)......................................   2,100,458        23.0
Patrick J. Welsh(11)(13)....................................   2,218,695        24.2
Kevin L. Roberg.............................................          --          --
All executive officers, directors and nominees as a group
  (10 persons)(14)..........................................   2,834,416        29.7

---------------

   * Less than 1%.
 (1) Information relating to the beneficial ownership of Common Stock by the above individuals is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission (the "Commission") under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.
 (2) Includes 40,510 shares of Common Stock owned by WCAS Healthcare Partners, L.P. and 622,611 shares of Common Stock held by individual general partners of a limited partnership that is the sole general partner of WCAS VII. WCAS Healthcare Partners, L.P. is a limited partnership with two general partners: Russell L. Carson and Patrick J. Welsh. The sole general partner of WCAS VII is a limited partnership with thirteen general partners, including Messrs. Carson, Welsh and Paul. The additional general partners of the sole general partner of WCAS VII are Bruce K. Anderson, Thomas E. McInerney, Laura VanBuren, Robert A. Minicucci, Anthony J. deNicola, Paul
     B. Queally, Lawrence B. Sorrel, Priscilla A. Newman, Rudolph Rupert and Jonathan Rather. The address of Welsh Carson Anderson & Stowe VII, L.P. is Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022-6815.

 (3) The address of Janus Corporation is 100 Fillmore Street, Suite 300, Denver, CO 80206. Such information is based solely upon the Form 13F-HR filed by Janus Capital Corporation with the Commission on August 16, 1999.
 (4) Includes options to purchase 183,214 shares granted under the Company's 1996 Option Plan.
 (5) Includes options to purchase 61,607 shares granted under the Company's 1996 Option Plan.
 (6) Includes options to purchase 91,607 shares granted under the Company's 1996 Option Plan.
 (7) Includes options to purchase 18,250 shares granted under the Company's 1996 Option Plan.
 (8) Includes options to purchase 16,250 shares granted under the Company's 1996 Option Plan.
 (9) Includes options to purchase 5,000 shares granted under the Company's 1996 Option Plan. The address for Mr. Masterson is FDX Corporation, 942 S. Shady Grove Road, Memphis, Tennessee 38120.
(10) Includes options to purchase 5,000 shares granted under the Company's 1996 Option Plan and 828 shares held by a trust for Mr. Melkus' daughter, Lauren Melkus. The address for Mr. Melkus is 102 Woodmont Blvd., Suite 110, Nashville, Tennessee 37205.
(11) The business address of the named person is 320 Park Avenue, Suite 2500, New York, New York 10022.
(12) Includes those shares held directly and indirectly by WCAS VII except for shares owned by the individual general partners of the sole general partner of WCAS VII other than Mr. Paul and also includes options to purchase 5,000 shares granted under the Company's 1996 Option Plan. See footnote (2) above. Mr. Paul is a director of the Company and a general partner of the sole general partner of WCAS VII.
(13) Includes those shares held directly and indirectly by WCAS VII except for shares owned by the individual general partners of the sole general partner of WCAS VII other than Mr. Welsh and also includes options to purchase 5,000 shares granted under the Company's 1996 Option Plan. See footnote (2) above. Mr. Welsh is a director of the Company and a general partner of the sole general partner of WCAS VII.
(14) Includes options to purchase up to 390,928 shares, in the aggregate, granted under the Company's 1996 Option Plan and also includes those shares held directly and indirectly by WCAS VII except for shares owned by the individual general partners of the sole general partner of WCAS VII other than Mr. Paul and Mr. Welsh. See footnote (2) above.

                                   MANAGEMENT

     The Named Executive Officers of the Company are listed in the table below. Biographical information concerning David D. Stevens, John R. ("Randy") Grow, and Kyle Callahan, who are also directors of the Company, is set forth under Proposal 1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

NAME                                        AGE                    POSITION
----                                        ---                    --------
David D. Stevens..........................  46    Chairman of the Board of Directors and
                                                    Chief Executive Officer
John R. ("Randy") Grow....................  51    President and Director
Joel R. Kimbrough.........................  41    Senior Vice President, Chief Financial
                                                    Officer and Treasurer
Kyle J. Callahan..........................  33    Senior Vice President and Director
Thomas W. Bell, Jr........................  48    Senior Vice President, General Counsel and
                                                    Secretary

     Mr. Kimbrough has served as Senior Vice President and Chief Financial Officer and Treasurer of Accredo since it was acquired from LHS in 1996. He has also served as Chief Financial Officer and Director of Nova Factor since its inception in 1990, as Chief Financial Officer of SHS since 1989, and as a Director of SHS since 1996. Previously, Mr. Kimbrough, a certified public accountant, was employed by Ernst & Young LLP from 1980 to 1989.

     Mr. Bell joined Accredo as Senior Vice President and General Counsel in July 1998 and was elected Secretary of the Company in October 1998. Prior to joining the Company, Mr. Bell practiced law from 1976 to 1998 as a member of the firm of Armstrong Allen Prewitt Gentry Johnston & Holmes, PLLC in Memphis, Tennessee, where Mr. Bell represented Nova Factor and SHS since their inception in 1990 and 1983, respectively.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Stevens, Grow, Kimbrough and Bell and HHS, a wholly owned subsidiary of the Company, has entered into an employment agreement with Mr. Callahan. The terms of such employment agreements expired on May 31, 1999 with respect to Messrs. Stevens, Grow and Kimbrough, and the terms expire on June 1, 2000 with respect to Mr. Callahan, and June 30, 2001 with respect to Mr. Bell, although each employment agreement is subject to automatic one-year renewals. The Company is presently in the process of formally extending these employment agreements for multi-year terms which will extend through fiscal 2001 for Messrs. Stevens and Kimbrough and fiscal 2002 for Messrs. Callahan and Grow. The Company may terminate the employment agreements at any time. Each employment agreement provides that in the event the Company terminates the executive's employment without "cause" (as defined therein) and other than by reason of his death or disability, or in the event the executive terminates his or her employment for "good reason" (as defined therein), the executive shall continue to receive his or her salary as a severance payment for a certain period of time (one year, with respect to Messrs. Stevens, Grow, Kimbrough and Bell, and 18 months, with respect to Mr. Callahan). In addition, upon such termination, Messrs. Stevens, Grow, Kimbrough and Bell would be entitled to continue to participate in the Company's benefit plans for a period of one year (or until the commencement of other full-time employment, whichever is earlier).

     The employment agreements entitle Messrs. Stevens, Grow, Kimbrough, Bell and Callahan to annual base salaries which for the fiscal year ending June 30, 2000 ("fiscal 2000") are presently set at $285,768, $190,013, $187,164,
$178,920, and $178,920, respectively. Each employment agreement also provides for the payment of an annual bonus of up to 50% of salary, based upon the extent to which the Company achieves certain performance goals based upon target earning levels established by the Board of Directors. Each of the employment agreements entitles the executive to all benefits provided by the Company for its senior executives. In addition, the Company has agreed to maintain $500,000 in term life insurance for each of Messrs. Stevens, Grow, Kimbrough and Bell, payable to their respective named beneficiaries.

     Each of the employment agreements prohibits the executive's disclosure and use of confidential information and restricts, for certain periods of time following termination of employment (12 months, with respect to Messrs. Stevens, Grow, Kimbrough and Bell, and 36 months, with respect to Mr. Callahan), his solicitation of certain employees of the Company, conduct of certain business with the Company's five largest suppliers, or competition with the Company.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the annual salaries paid to the Company's Chief Executive Officer and the Company's Named Executive Officers for the fiscal years ended June 30, 1997, 1998, and 1999.

                                                                                                 LONG-TERM
                                                                                            COMPENSATION AWARDS
                                                         ANNUAL COMPENSATION              ------------------------
                                              -----------------------------------------   RESTRICTED    SECURITIES
                                     FISCAL                             OTHER ANNUAL         STOCK      UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY($)   BONUS($)   COMPENSATION($)(1)   AWARD(S)($)   OPTIONS(#)   COMPENSATION
---------------------------          ------   ---------   --------   ------------------   -----------   ----------   ------------
David D. Stevens(2)................   1999    $263,534    $132,300           $--              $--             --        $4,224
  Chairman of the Board and           1998     250,938      45,360            --               --             --         4,657
  Chief Executive Officer             1997     240,923          --            --               --             --         3,882
John R. ("Randy") Grow(3)..........   1999     177,780      89,250            --               --             --         4,611
  President                           1998     167,269      30,600            --               --             --         4,525
                                      1997     150,577                        --               --             --         4,298
Joel R. Kimbrough(4)...............   1999     172,345      86,650            --               --             --         3,782
  Senior Vice President,              1998     159,306      29,430            --               --             --         3,587
  Chief Financial Officer and         1997     135,519          --            --               --             --         4,368
  Treasurer
Kyle J. Callahan(5)................   1999     170,983      85,838            --               --             --         3,520
  Senior Vice President               1998     160,621      29,430            --               --         40,000         3,740
                                      1997      12,500      17,150            --               --             --            --
Thomas W. Bell, Jr.(6).............   1999     138,923      67,200            --               --         50,000         1,799
  Senior Vice President,              1998          --          --            --               --             --            --
  General Counsel and                 1997          --          --            --               --             --            --
  Secretary

---------------

(1) Excludes perquisites and other personal benefits which for each Named Executive Officer during any such year did not exceed the lesser of $50,000 or 10% of such individual's salary plus annual bonus.
(2) All other compensation for fiscal year 1999 includes Company contributions of $3,316 under its 401(k) Plan and $908 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $3,749 under its 401(k) Plan and $908 for Company-paid life insurance. All other compensation for fiscal year 1997 includes Company contributions of $2,908 under its 401(k) plan and $974 for Company-paid life insurance.
(3) All other compensation for fiscal year 1999 includes Company contributions of $3,278 under its 401(k) Plan and $1,333 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $3,192 under its 401(k) Plan and $1,333 for Company-paid life insurance. All other compensation for fiscal year 1997 includes Company contributions of $2,899 under its 401(k) plan and $1,399 for Company-paid life insurance.
(4) All other compensation for fiscal year 1999 includes Company contributions of $3,104 under its 401(k) Plan and $678 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $2,909 under its 401(k) Plan and $678 for Company-paid life insurance. All other compensation for fiscal year 1997 includes Company contributions of $3,624 under its 401(k) plan and $744 for Company-paid life insurance.
(5) All other compensation for fiscal year 1999 includes Company contributions of $3,376 under its 401(k) Plan and $144 for Company-paid life insurance. All other compensation for fiscal year 1998 includes Company contributions of $3,592 under its 401(k) Plan and $148 for Company-paid life insurance. Mr. Callahan was employed by the Company for one month during fiscal year 1997.
(6) All other compensation for fiscal year 1999 includes Company contributions of $775 under its 401(k) Plan and $1,024 for Company-paid life insurance. Mr. Bell joined the Company in July 1998 and received a prorated salary during the year ended June 30, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table is a summary of all stock options granted to the Named Executive Officers during the fiscal year ended June 30, 1999:

                                                  % OF TOTAL
                                     NUMBER OF     OPTIONS
                                     SECURITIES   GRANTED TO
                                     UNDERLYING   EMPLOYEES    EXERCISE OR                GRANT DATE
                                      OPTIONS     IN FISCAL    BASE PRICE    EXPIRATION     PRESENT
               NAME                   GRANTED        YEAR       ($/SHARE)       DATE      VALUE($)(1)
               ----                  ----------   ----------   -----------   ----------   -----------
David D. Stevens...................        --          --            --            --            --
John R. ("Randy") Grow.............        --          --            --            --            --
Joel R. Kimbrough..................        --          --            --            --            --
Kyle J. Callahan...................        --          --            --            --            --
Thomas W. Bell, Jr.(2).............    50,000        57.4%        $6.00       7/10/08      $135,500

---------------

(1) These values were determined using the Black-Scholes methodology and the assumptions described in Note 13 to the Company's Consolidated Financial Statements.
(2) Mr. Bell was granted an incentive stock option to purchase 50,000 shares of Common Stock (divided into 35,000 tranche A option shares and 15,000 tranche B option shares) on July 10, 1998. The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors. Subsequent positions by the SEC staff have caused the Company to recognize compensation expense associated with these options using a value of $14.40 per share (90% of the Company's initial public offering price on April 16, 1999). Tranche A options vest at an annual rate of 25% and Tranche B options vest in 2002 or at an accelerated rate if the Company meets certain performance goals based on target earnings levels. The options will vest immediately upon certain changes in control of the Company.

            AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END VALUES

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes options exercised during fiscal year 1999 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

                                                       NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED              IN-THE-MONEY
                          NUMBER OF                       OPTIONS HELD AT                OPTIONS HELD AT
                           SHARES                          JUNE 30, 1999                JUNE 30, 1999(1)
                         ACQUIRED ON     VALUE      ---------------------------   -----------------------------
NAME                      EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     -----------   ----------   -----------   -------------   -----------   ---------------
David D. Stevens.......          --            --     142,500        128,929      $4,239,375      $3,835,638
John R. ("Randy")
  Grow.................          --            --      71,250         64,464       2,119,688       1,917,804
Joel R. Kimbrough......          --            --      71,250         64,464       2,119,688       1,917,804
Kyle J. Callahan.......          --            --       9,250         30,750         247,438         822,563
Thomas W. Bell, Jr.....          --            --       8,750         41,250         234,063       1,103,438

---------------

(1) Based upon the closing price of the Common Stock of $32.75 per share as reported on the Nasdaq National Market on June 30, 1999, less the exercise price of the options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     This report is submitted by the Company's Compensation Committee at the direction of the Board of Directors. It provides information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The Compensation Committee of the Board of Directors is responsible for reviewing and approving compensation for the Company's executive officers. The Compensation Committee is composed of two non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company's executive compensation program.

     The Company's executive compensation program is focused on stockholder value, the overall performance of the Company, the effect of the executive's performance on the success of the Company and the individual performance of the particular executive.

COMPENSATION PHILOSOPHY

     The Compensation Committee's philosophy is to integrate the compensation of the Company's executive officers with corporate performance. The Committee's objectives are to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible. The Compensation Committee is also focused on assisting the Company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

     - total compensation of executive officers in relation to Company performance;

     - long-term incentive compensation in the form of stock awards; and

     - cash or other bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

     The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and options. Because the Company's compensation plan involves incentives contingent upon the Company's performance and individual performance, an executive officer's actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

     The key components of the Company's executive compensation program are described below.

BASE SALARY

     The Compensation Committee, along with the CEO of the Company, reviews and approves an annual salary plan for the Company's executive officers following a merit review conducted by the CEO. The salary plan is developed by the Company's CEO. Many subjective factors are included in determining the executive's base salary, such as (i) the executive officer's responsibilities, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company's best interests, (vi) observance of the Company's ethics and compliance program, (vii) salaries paid by competitive companies to officers in similar positions, and
(viii) base compensation paid to other Company executives. While these subjective factors are then integrated with other objective factors, including the Company's net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

BONUSES

     The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company's achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company receive a cash bonus based on a percentage of annual base salary if the Company meets an annual performance target. The performance targets are established and communicated at the beginning of each year. The executive officers' performance targets have historically been, and are contractually, based on the achievement by the Company of earnings before taxes goals. Bonuses for executive officers can be as much as 50% of base salary, depending on the percentage of the earnings before taxes goal that is achieved. The calculation of the percentage of annual base salary to be paid as bonus upon achievement of a certain percentage of the goal for that year is set out in each executive's employment contract.

LONG-TERM COMPONENT -- STOCK INCENTIVE PLANS

     To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives and to align executives' incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. In addition to the 1996 Option Plan, the Company has also adopted the Accredo Health, Incorporated 1999 Long-Term Incentive Plan which is also administered by the Compensation Committee. The Company's stock incentive plans permit the Company to issue stock options or other stock based awards to officers, key employees, and directors of the Company. Subject to general limits prescribed by the stock incentive plans, the Compensation Committee has the authority to determine the individuals to whom stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock award is based upon the executive's position and the executive's individual performance during the related evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, under a stock option award executives benefit only if the value of the Company's Common Stock increases.

     The Company typically divides its options into two tranches. Tranche A options previously granted vest over time while the exercisability of previously granted Tranche B options accelerate if the Company achieves certain preset performance goals. Thus, executives with stock options are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company's stockholders. For this reason, the Company uses stock options as its predominant long-term incentive program.

     As a result of the financial performance achieved by the Company in fiscal 1999 the Compensation Committee has recommended that 50% of Tranche B options granted to the executives vest on September 1, 1999 and that the remaining 50% of Tranche B options vest on September 1, 2000 if the executive remains employed on that date.

     Executive officers of the Company may also participate in the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan"). Executive officers are entitled to participate in the Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Stock Purchase Plan. All contributions to the Stock Purchase Plan are made or invested in the Company's Common Stock. These features are intended to align further the executives' and stockholders' long-term financial interests.

OTHER BENEFITS

     The Company's executives are also entitled to participate in (i) the Company's self insured group medical plan, and (ii) the Company's 401(k) plan. In addition, the Company maintains $500,000.00 in term life insurance for each of Messrs. Stevens, Grow, Kimbrough and Bell, payable to their respective named beneficiaries. The Company makes only nominal use of perquisites in compensating its executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's basis for compensation of the Chief Executive Officer, David D. Stevens, is based on the compensation philosophy discussed above. Mr. Stevens participates in the same executive compensation plans available to the other executive officers. For fiscal 2000, the Compensation Committee set the base salary of Mr. Stevens at $285,768. The compensation level established for Mr. Stevens was in response to the Committee's and the Board's assessments of the Company's performance and accomplishments in fiscal 1999, as well as Mr. Stevens' position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Stevens' performance in terms of the Company's success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company's performance relative to its peers and competitors in the industry in evaluating Mr. Stevens' compensation.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

SUMMARY

     The Compensation Committee believes that the Company's compensation policies are strongly linked to the Company's performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company's compensation policies and plans to ensure that they are appropriately configured to align the interests of officers and stockholders and that the Company can attract, motivate, and retain talented management personnel.

     Submitted by the Compensation Committee of the Company's Board of Directors.

     Patrick J. Welsh
     Andrew M. Paul

                               STOCKHOLDER RETURN
                               PERFORMANCE GRAPH

     The following is a comparative performance graph that compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total stockholder return on the Company's Common Stock with (1) the Nasdaq Stock Market Index (the "Broad Index") and (2) the Hambrecht & Quist Healthcare Index (the "Industry Index"). The graph begins on April 16, 1999, the date on which the Company's Common Stock first began trading on the Nasdaq National Market. For purposes of preparing the graph, the Company assumed that an investment of $100 was made on April 16, 1999 in each of Company's Common Stock, the Broad Index, and the Industry Index and that all dividends, if any, were reinvested at the time they were paid.

     The Hambrecht & Quist Healthcare Index is comprised of approximately 100 stocks of publicly traded healthcare related companies in the Biotechnology, Pharmaceuticals, Diagnostics and Imaging, Medical Products, and Healthcare Services sectors. The components of the index portfolio are intended to be a broad representative sample of the public companies in this specific industry sector. Management believes that the Index includes companies that are comparable to the Company in terms of their businesses, size and market characteristics.

     The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 4/16/99)

                                                     ACCREDO HEALTH,           NASDAQ STOCK MARKET          HAMBRECHT & QUIST
                                                      INCORPORATED                   (U.S.)                    HEALTHCARE
                                                     ---------------           -------------------          -----------------
'4/16/99'                                                  100                         100                         100
'4/99'                                                     138                         102                         102
'5/99'                                                     170                         100                         107
'6/99'                                                     205                         108                         111

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Welsh and Paul, who presently serve as members of the Compensation Committee of the Board of Directors, served on the Compensation Committee during the fiscal year ended June 30, 1999. Neither Messrs. Welsh or Paul, nor any executive officer of the Company, serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASE OF REAL PROPERTY

     Pursuant to a lease agreement dated September 1, 1994 and amended on March 1, 1997 and May 25, 1999, the Company's subsidiary, HHS, leases from the mother of Kyle J. Callahan (who is currently a director and executive officer of the Company and HHS) approximately 28,000 square feet of administrative and other space located at 6820 Charlotte Pike, Nashville, Tennessee. The lease contains an initial term of 5 years and two five-year renewal options. The initial 5 year term expires October 31, 1999. During fiscal 1999, HHS paid Mr. Callahan's mother $313,420 under this lease. The Company believes that the foregoing Lease was obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PAYMENT OF ESCROWED FUNDS

     In June 1997, the Company purchased all of the outstanding shares of common stock of HHS. The mother of Kyle J. Callahan (currently a director and executive officer of the Company and HHS) was a significant stockholder of HHS. Part of the consideration received by the selling shareholders was placed in two escrow accounts to secure potential indemnification claims for breaches of the seller's representations and warranties and to satisfy certain accounts payable of HHS that had not been resolved at closing. In December 1998, $119,641 was paid out of one escrow to Mr. Callahan's mother and in June 1999, $1,145,500 was paid to his mother from the second escrow account. $620,401 continues to be held in escrow pending resolution of certain pending matters.

COMMON STOCK PURCHASES BY AFFILIATES

     Kenneth R. Masterson, a director and member of the Audit Committee, acquired 34,000 shares of common stock from the Company for $204,000.00 on July 24, 1998 pursuant to a Subscription Agreement entered into by Mr. Masterson in April 1998. Mr. Masterson was granted registration rights as to these shares.

PREPAYMENT OF SENIOR SUBORDINATED NOTES AND REDEMPTION OF SERIES A PREFERRED
STOCK

     In April 1999, the Company used a portion of the proceeds from its initial public offering of common stock to prepay the outstanding 10% Senior Subordinated Notes, issued in June 1997 and due June 1, 2004. The total amount paid to the noteholders was approximately $11.2 million dollars. In April 1999, the Company also used $31.4 million dollars of the proceeds from its initial public offering to redeem the 255,361 shares of issued and outstanding Series A Preferred Stock at a redemption price of $100.00 per share, plus accrued and unpaid dividends. Welsh Carson Anderson & Stowe VII, L.P. (an affiliate of the Company), John R. Grow (an officer of the Company), Joel R. Kimbrough (an officer of the Company), Andrew M. Paul (a director of the Company), David D. Stevens (an officer of the Company), and Patrick J. Welsh (a director of the Company) owned shares of Series A Preferred Stock which were redeemed, and received payment from the Company in exchange for the redemption of their shares. Welsh Carson Anderson & Stowe VII, L.P., Patrick J. Welsh, and Andrew M. Paul were also holders of 10% Senior Subordinated Notes which were prepaid, and received payment from the Company in prepayment of their Notes.

     The Company's Certificate of Incorporation required the Company to apply the net proceeds of any underwritten public offering to redeem the shares of Series A Preferred Stock and the redemption price was set forth in the Certificate of Incorporation. The price paid to retire the Senior Subordinated Notes was established at the time of issuance. The affiliates, officers and directors of the Company received the same consideration for redemption of their shares and prepayment of their Notes as other holders of the Preferred Stock and Senior Subordinated Notes.

COMPANY POLICY

     The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into in connection with the formation of the Company) must be reviewed by the Audit Committee and approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Exchange Act, the Company's directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the Nasdaq National Market. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings in 1999. Based solely on a review of the reports furnished to the Company or written representations from the Company's directors, officers, and ten percent beneficial owners, all reporting requirements were satisfied.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholders of the Company wishing to submit a proposal for action at the Company's 2000 annual meeting of stockholders and to have the proposal included in the Company's proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than June 21, 2000. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.

     In order to be considered at the 2000 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The specific requirements of these advance notice and eligibility provisions are set forth in Section 11 and Section 12 of Article II of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                                 ANNUAL REPORTS

     The Company's fiscal 1999 Annual Report to stockholders is being mailed to the Company's stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 as filed with the Securities and Exchange Commission may be obtained by any stockholder, free of charge, upon written request to the Office of the Secretary, Accredo Health, Incorporated, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

                                 OTHER MATTERS

     The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

                          ACCREDO HEALTH, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Thomas W. Bell, Jr. and Joel R. Kimbrough as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of ACCREDO HEALTH, INCORPORATED held of record by the undersigned on September 24, 1999, at the Annual Meeting of Stockholders to be held on November 18, 1999, and at any adjournment.

  The Board of Directors recommends a vote FOR all of the following proposals:

1.ELECTION OF DIRECTORS. On the proposal to elect the following slate of Class I
  Directors to serve until the 2000 annual meeting of stockholders and until their successors are elected and qualified:
  [ ]  FOR ALL NOMINEES LISTED BELOW      [ ]  WITHHOLD AUTHORITY
  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  ------------------------------------------------------------------------------
             David D. Stevens, Kevin L. Roberg and Kenneth J. Melkus.

2.SELECTION OF AUDITORS. On the proposal to ratify the selection of Ernst &
  Young LLP as the Company's independent auditors for the fiscal year ending June 30, 2000:
  [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

3.OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees for director listed above and for proposal 2 above.

                                             Dated

                                            ------------------------------, 1999
                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             -----------------------------------
                                             Signature(s)

                                             -----------------------------------
                                             Signature(s) (if held jointly)

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.